Exhibit 99.1

June 27, 2014

Dr. George N. Hatsopoulos
Director
Tecogen, Inc.

Dear Angelina,

It is with regret that I resign my position as director on the Board of Directors of Tecogen, Inc. effective June 27, 2014.   I am resigning this position for health reasons not for any disagreements with the Board of Directors.

I want to thank you and the other board members for the courtesies extended during my tenure and wish the company continued success.

Yours truly,

/s/ George N. Hatsopoulos
George N. Hatsopoulos